[Exhibit 99 Press Release regarding
               Cooperation Agreement and TV Cooperation Agreement]

                  PRESS RELEASE * PRESS RELEASE * PRESS RELEASE

FOR IMMEDIATE RELEASE: December 29, 2003, Las Vegas, NV
Contact: Win Gaming, Inc, (702) 233-4138

Win Win Gaming, Inc. Announces Agreement with Shanghai China Welfare Lottery to Develop New Instant Ticket Lottery Games and TV Show

Win Win Gaming, Inc. has entered into an exclusive agreement with the Shanghai China Welfare Lottery to develop new Instant Ticket lottery games and a new TV lottery game show to be marketed throughout the Shanghai region. Sande Stewart Television, Inc., a leading US television lottery game show production company has been retained by Win Win to produce the TV show.

This agreement is the first of its kind between a U.S. based lottery/gaming company and the China Welfare Lottery. In addition to the development of several new Instant ticket lottery games and a full season of prime time TV lottery game shows, Win Win will also provide the marketing for the new lottery products and will consult on overall existing lottery operations in Shanghai.

"This is an unprecedented opportunity for a Western company to be invited to work in partnership with the Chinese government on Welfare lottery operations" said Win Win CEO/ President Patrick Rogers. "The market in China is poised for tremendous growth. This agreement validates the expressed desire of the Chinese government to blend Western influenced marketing concepts, sales methods and technological innovations with the traditional Chinese approach to lottery operations.

Mr. Yu Jianguo, Director of Shanghai Welfare Issuing Center said "We are very pleased that Win Win can help us on development of new Instant Ticket Lottery games tied to a TV lottery game show. We look forward to a new and exciting program to improve our sales for 2004 and we are confident that together we will make it a success." Shanghai China Welfare Lottery was instituted in 1987 with proceeds directed towards the benefit of social programs throughout the area. In 2003, Shanghai China Welfare reports that gross annual sales of the lottery have reached 0.97 billion RMB.

Since 1996, Win Win's TV production partner, Sande Stewart Television, Inc., has produced the popular "Fun and Fortune" TV lottery game show tied to the Missouri State Lottery. Now in its seventh year of broadcast, the game has experienced increased sales in each successive year averaging ticket sales of almost $600,000 per week. Sande Stewart Television, Inc. also produces the Powerball Instant Millionaire game show for 14 different U.S. state lotteries.

ABOUT THE COMPANY

Win Win Gaming, Inc., based in Las Vegas, NV. is a US publicly traded company whose securities are quoted on the OTC-BB under the ticker symbol WNWN. Win Win Gaming, Inc. is a full-service lottery and gaming operations company that develops, operates and markets lotteries, land-based casinos and Internet lottery and gaming sites directly and through joint ventures in countries around the world.

For more information:
Visit the Company website at www.winwininc.com. or Contact Win Win Gaming, Inc. at (702) 233-4138

Forward Looking Statements

The matters discussed in this news release contain forward-looking statements, including statements regarding the viability of the proposed new instant lottery games and TV lottery game show to be marketed throughout the Shanghai region, the ability of Win Win Gaming, Inc. and Sande Stewart Television, Inc. to successfully produce lottery TV game shows in Shanghai, the ability of Win Win Gaming, Inc. to receive any revenues as the result of its agreements with the Shanghai China Welfare Lottery, and the successful launch of these instant lottery games and TV lottery game show. These statements are subject to various risks, uncertainties and other factors that could cause actual results to vary materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the potential inability of Win Win to obtain necessary licenses and permits to launch the instant lottery games and TV lottery game show in Shanghai, the potential lack of acceptance of the proposed instant lottery games and lottery TV game shows in Shanghai, the potential breach of the agreement by Win Win Gaming, Inc. or the Shanghai China Welfare Lottery, the inability of Win Win Gaming, Inc. to obtain sufficient financing to fund its future operations and other risks detailed from time to time in Win Win Gaming, Inc.'s filings with the Securities and Exchange Commission. These forward-looking statements represent management's judgment as of the date of this release. Win Win Gaming, Inc. disclaims any intent or obligation to update these forward-looking statements.


                                       2

                                     # # #